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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on the Trustmark National Bank 401(k) Plan dated June 19, 1998, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-35889 and 333-07141).

/s/ ARTHUR ANDERSEN LLP

Jackson, Mississippi.
  June 26, 1998